Exhibit 1

Funds	I.R.S. Employer Identification Nos.
Innovator U.S. Equity Buffer ETF – January	82-2109719
Innovator U.S. Equity Power Buffer ETF – January	82-2084874
Innovator U.S. Equity Ultra Buffer ETF – January	82-2072457
Innovator U.S. Equity Buffer ETF – February	84-2765841
Innovator U.S. Equity Power Buffer ETF – February	84-2839058
Innovator U.S. Equity Ultra Buffer ETF – February	84-2974877
Innovator U.S. Equity Buffer ETF – March	84-2991676
Innovator U.S. Equity Power Buffer ETF – March	84-3004536
Innovator U.S. Equity Ultra Buffer ETF – March	84-3021257
Innovator U.S. Equity Buffer ETF – April	82-4512617
Innovator U.S. Equity Power Buffer ETF – April	82-4443362
Innovator U.S. Equity Ultra Buffer ETF – April	82-4418657
Innovator U.S. Equity Buffer ETF – May	84-4632869
Innovator U.S. Equity Power Buffer ETF – May	84-4530720
Innovator U.S. Equity Ultra Buffer ETF – May	84-5137923
Innovator U.S. Equity Buffer ETF – June	83-4345445
Innovator U.S. Equity Power Buffer ETF – June	83-4388042
Innovator U.S. Equity Ultra Buffer ETF – June	83-4383737
Innovator U.S. Equity Buffer ETF – July	83-0727871
Innovator U.S. Equity Power Buffer ETF – July	83-0754896
Innovator U.S. Equity Ultra Buffer ETF – July	83-0746525
Innovator U.S. Equity Buffer ETF – August	84-1929671
Innovator U.S. Equity Power Buffer ETF – August	84-1968756
Innovator U.S. Equity Ultra Buffer ETF – August	84-1986764